Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78943, 333-49612, 333-58346 and 333-62810) of our report dated February 14, 2003, except as to the discontinued operations described in Note 18 as to which the date is March 21, 2005, relating to the financial statements and financial statement schedule of WorldGate Communications, Inc., which appears in this Amendment No. 2 to Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 18, 2006